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                                                                     EXHIBIT 4.2

BANC OF AMERICA SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED

                    $449,000,000 AGGREGATE PRINCIPAL AMOUNT

                              BJ SERVICES COMPANY

                            CONVERTIBLE SENIOR NOTES

                                    DUE 2022

                      RESALE REGISTRATION RIGHTS AGREEMENT

                              dated April 24, 2002


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     THIS RESALE REGISTRATION RIGHTS AGREEMENT, dated as of April 24, 2002, among BJ SERVICES COMPANY, a Delaware corporation (the "Company"), BANC OF AMERICA SECURITIES LLC and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (together, the "Initial Purchasers") under the Purchase Agreement (as defined below).

                                R E C I T A L S:

     This Agreement is made pursuant to the Purchase Agreement, dated as of April 19, 2002, among the Company and the Initial Purchasers (the "Purchase Agreement"), whereby the Initial Purchasers have agreed to purchase from the Company $449,000,000 ($516,350,000 if the Initial Purchasers exercise their option in full) in aggregate principal amount at maturity of Convertible Senior Notes due 2022 (the "Notes"). The Notes will be convertible into fully paid, nonassessable shares of common stock, $.10 par value per share, of the Company together with the associated rights evidenced by such Common Stock to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, $1.00 par value to the extent provided in the Amended and Restated Rights Agreement dated September 26, 1996, as amended, between the Company and The Bank of New York, as rights agent (collectively, the "Common Stock"). The Notes will be convertible on the terms, and subject to the conditions, set forth in the Indenture (as defined below). To induce the Initial Purchasers to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement pursuant to Section 5(h) of the Purchase Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

     The Company agrees with each Initial Purchaser, (i) for its benefit as Initial Purchaser and (ii) for the benefit of the beneficial owners (including the Initial Purchaser) from time to time of the Notes, and the beneficial owners from time to time of the Common Stock issued upon conversion of the Notes, if any, (each of the foregoing a "Holder" and together the "Holders"), as follows:

     1. Definition. Capitalized terms used in this Agreement without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

     "Affiliate" means, with respect to any specified person, any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, "control" of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Resale Registration Rights Agreement.

     "Blue Sky Application" has the meaning as defined in Section 6(a)(i) hereof.

     "Business Day" has the meaning as defined in the Indenture.

     "Commission" means the Securities and Exchange Commission.

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         "Common Stock" has the meaning as defined in the preamble hereto.

         "Company" has the meaning as defined in the preamble hereto.

         "Effectiveness Period" has the meaning as defined in Section 2(a)(iii) hereof.

         "Effectiveness Target Date" has the meaning as defined in Section 2(a)(ii) hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holder" means a Person who owns, beneficially or otherwise, Transfer Restricted Securities.

         "Holder Questionnaire" has the meaning as defined in Section 2(b) hereof.

         "Indemnified Holder" has the meaning as defined in Section 6(a) hereof.

         "Indenture" means the Indenture, dated as of April 24, 2002 between the Company and The Bank of New York, as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

         "Initial Purchasers" has the meaning as defined in the preamble hereto.

         "Junior Preferred Stock" has the meaning as defined in the preamble hereto.

         "Liquidated Damages" has the meaning as defined in Section 3(a) hereof.

         "Liquidated Damages Payment Date" means each April 24 and October 24.

         "Majority of Holders" means Holders holding more than 50% of the aggregate outstanding principal amount of Notes, provided that, for the purpose of this definition, a holder of shares of Common Stock which constitute Transfer Restricted Securities and issued upon conversion of the Notes shall be deemed to hold an aggregate principal amount at maturity of Notes (in addition to the principal amount at maturity of Notes held by such holder) equal to the quotient of (x) the number of such shares of Common Stock held by such holder and (y) the conversion rate in effect at the time of such conversion as determined in accordance with the Indenture.

         "NASD" means National Association of Securities Dealers, Inc.

         "Notes" has the meaning as defined in the preamble hereto.

         "Person" means an individual, partnership, corporation, company, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

         "Purchase Agreement" has the meaning as defined in the preamble hereto.

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         "Prospectus" means the prospectus included in a Shelf Registration
Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

         "Questionnaire Deadline" has the meaning as defined in Section 2(b) hereof.

         "Record Holder" means, with respect to any Liquidated Damages Payment Date, each Person who is a Holder on the April 1 or October 1 immediately preceding the relevant Liquidated Damages Payment Date. In the case of a Holder of shares of Common Stock issued upon conversion of the Notes, "Record Holder" shall mean each Person who is a Holder of shares of Common Stock which constitute Transfer Restricted Securities on the 15th day preceding the relevant Liquidated Damages Payment Date.

         "Registration Default" has the meaning as defined in Section 3(a) hereof.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shelf Filing Deadline" has the meaning as defined in Section 2(a)(i) hereof.

         "Shelf Registration Statement" has the meaning as defined in Section 2(a)(i) hereof.

         "Suspension Notice" has the meaning as defined in Section 4(c) hereof.

         "Suspension Period" has the meaning as defined in Section 4(b)(i) hereof.

         "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder, in each case, as in effect on the date the Indenture is qualified under the TIA.

         "Transfer Restricted Securities" means each Note and each share of Common Stock issued upon conversion of Notes until the earliest of:

               (i) the date on which such Note or such share of Common Stock issued upon conversion has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

               (ii) the date on which such Note or such share of Common Stock issued upon conversion is transferred in compliance with Rule 144 under the Securities Act or may be sold or transferred by a person who is not an affiliate of the Company pursuant to Rule 144 under the Securities Act (or any other similar provision then in force) without any volume or manner of sale restrictions thereunder; and

               (iii) the date on which such Note or such share of Common Stock issued upon conversion ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

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         "Underwritten Registration" means a registration in which Notes of the
Company are sold to an underwriter for reoffering to the public.

         Unless the context otherwise requires, the singular includes the plural, and words in the plural include the singular.

         2.  Shelf Registration.

         (a) The Company shall:

             (i) not later than 90 days after the date hereof (the "Shelf Filing Deadline"), cause to be filed a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities held by Holders that have timely provided the information required pursuant to the terms of Section 2(b) hereof. The Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Transfer Restricted Securities for resale by such Holders in accordance with the methods of distribution reasonably elected by the Holders and set forth in the Shelf Registration Statement, provided, that in no event will such method(s) of distribution take the form of an underwritten offering of the Transfer Restricted Securities without the prior agreement of the Company;

             (ii) use its reasonable commercial efforts to cause the Shelf Registration Statement to be declared effective by the Commission not later than 180 days after the date hereof (the "Effectiveness Target Date"); and

             (iii) use its reasonable commercial efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4(b) hereof to the extent necessary to ensure that it (A) is available for resales by the Holders of Transfer Restricted Securities entitled, subject to Section 2(b), to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time, for a period (the "Effectiveness Period") until the earliest of:

                   (1) the first date on which the Holders of Transfer
             Restricted Securities are able to sell all such Transfer Restricted Securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act or any successor rule thereto;

                   (2) the first date on which all of the Transfer Restricted
             Securities of those Holders that complete and deliver in a timely manner the Holder Questionnaire described below are registered under the Shelf Registration Statement and have been disposed of in accordance with the Shelf Registration Statement;

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               (3) two years following the effective date of the Shelf
          Registration Statement; and

               (4) all Transfer Restricted Securities have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

     (b) No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in the Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company in writing, at least 10 Business Days prior to the intended distribution of Transfer Restricted Securities (the "Questionnaire Deadline"), such information as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to be filed with or under any federal or state securities laws (the form of which request is attached as an Appendix to the offering memorandum dated April 19, 2002 regarding the sale of the Notes to the Initial Purchasers and which is referred to herein as the "Holder Questionnaire"). In connection with all such requests for information from Holders of Transfer Restricted Securities, the Company shall notify such Holders of the time deadlines set forth in the preceding sentence. The Company agrees and undertakes that it shall distribute a Holder Questionnaire no later than 20 Business Days prior to the effectiveness of the Shelf Registration Statement to each Holder then of record at the address set forth on the register of Notes maintained by the Registrar of the Notes or the records of the transfer agent of the Common Stock at such time. The Company shall not be obligated to name as a selling Holder in the Prospectus included in the Shelf Registration Statement any Holder that does not complete the Holder Questionnaire and deliver it to the Company on or prior to the date 10 Business Days prior to such time of effectiveness; and the Company shall not be required to permit any such Holder to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement. From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable but in any event 20 Business Days after the date a Holder Questionnaire is delivered, (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required by the Commission so that the Holder delivering such Holder Questionnaire is named as a selling Holder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Transfer Restricted Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as reasonably practicable; (ii) provide such Holder copies of any documents filed pursuant to clause (i); and (iii) notify such Holder as promptly as reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to clause (i); provided, that if such Holder Questionnaire is delivered during a Suspension Period, the Company shall so inform the Holder delivering such Holder Questionnaire and shall take the actions set forth in clauses (i), (ii) and
(iii) above upon expiration of the Suspension Period in accordance with Section 4(b)(i). No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 3 hereof unless such Holder shall have provided all such reasonably requested information prior to or on the Questionnaire Deadline. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make information previously furnished to the Company by such Holder not materially misleading.

     3.   Liquidated Damages.

     (a)  If:

          (i) the Shelf Registration Statement is not filed with the Commission prior to or on the Shelf Filing Deadline;

          (ii) the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target Date;

          (iii) except as provided in Section 4(b)(i) hereof, the Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five Business Days by a post-effective amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure and, in the case of a post-effective amendment, is itself declared effective within two Business Days after such filing; or

          (iv) (A) prior to or on the 60th or 120th day, as the case may be, of any Suspension Period, such suspension has not been terminated or (B) Suspension Periods exceed an aggregate of 60 days in any three-month period or 120 days in any twelve-month period,

(each such event referred to in foregoing clauses (i) through (iv), a "Registration Default"), the Company hereby agrees to pay liquidated damages ("Liquidated Damages") with respect to the Transfer Restricted Securities from and including the day following the Registration Default to but excluding the earlier of (1) the day on which the Registration Default has been cured and (2) the date the Shelf Registration Statement is no longer required to be kept effective, such Liquidated Damages accruing at a rate:

                (A) in respect of the Notes, to each holder of Notes, (x) with respect to the first 90-day period during which a Registration Default shall have occurred and be continuing, equal to 0.25% per annum of the aggregate issue price plus accrued original issue discount of the Notes, and (y) with respect to the period commencing on the 91st day following the day the Registration Default shall have occurred and be continuing, equal to 0.50% per annum of the aggregate issue price plus accrued original issue discount of the Notes; provided that in no event shall Liquidated Damages accrue at a rate per year exceeding 0.50% of the aggregate issue price plus accrued original issue discount of the Notes; and

                           (B) in respect of any shares of Common Stock, to each
                  holder of shares of Common Stock issued upon conversion of Notes, (x) with respect to the first 90-day period in which a Registration Default shall have occurred and be continuing, equal to 0.25% per annum of the aggregate issue price plus accrued original issue discount to the date of calculation, of each Note converted for such Common Stock, and (y) with respect to the period commencing the 91st day following the day the Registration Default shall have occurred and be continuing, equal to 0.50% per annum of the aggregate issue price plus accrued original issue discount to the date of calculation, of each Note converted for such Common Stock; provided that in no event shall Liquidated Damages accrue at a rate per year exceeding 0.50% of the aggregate issue price plus accrued original issue discount to the date of calculation, of the converted Notes.

            (b) All accrued Liquidated Damages shall be paid in arrears to Record Holders by the Company on each Liquidated Damages Payment Date. Upon the cure of all Registration Defaults relating to any particular Note or share of Common Stock, the accrual of Liquidated Damages with respect to such Note or share of Common Stock will cease.

            Notwithstanding any other provision of this Agreement, no Liquidated Damages shall accrue as to any Transfer Restricted Security from and after the earlier of the date such security is no longer a Transfer Restricted Security and the expiration of the Effectiveness Period. All obligations of the Company set forth in this Section 3 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

            The Trustee shall be entitled, on behalf of Holders of Notes or Common Stock, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Liquidated Damages. The Liquidated Damages set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for each Registration Default.

            4.    Registration Procedure.

            (a) In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 4(b) hereof and shall use its reasonable commercial efforts to effect such registration to permit the sale of the Transfer Restricted Securities, and pursuant thereto, shall as expeditiously as practicable prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

            (b) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Company shall:

                  (i) Subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), use its reasonable commercial efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period, the Company shall file promptly an appropriate amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable commercial efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, the Company may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 60 days in any three-month period (each such period, a "Suspension Period") if:

                    (x) an event occurs and is continuing as a result of which the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein would, in the Company's judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                    (y) the Company determines in good faith that the disclosure of such event at such time would be significantly detrimental to the Company and its subsidiaries;

         provided that, in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which the Company determines in good faith would be reasonably likely to impede the Company's ability to consummate such transaction, the Company may extend a Suspension Period from 60 days to 120 days; provided, however, that Suspension Periods shall not exceed an aggregate of 120 days in any twelve-month period. The Company shall not be required to specify in the written notice to the Holders the nature of the event giving rise to the Suspension Period.

               (ii) Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus; provided, that in no event will such method(s) of distribution take the form of an offering pursuant to an Underwritten Registration without the prior agreement of the Company.

                  (iii) Advise the selling Holders promptly and, if requested by such selling Holders, to confirm such advice in writing, except as provided in clause (D) below:

                           (A) when the Prospectus or any Prospectus supplement
                  or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,

                           (B) of any request following the effectiveness of the
                  Shelf Registration Statement under the Securities Act by the Commission or any other federal or state governmental authority for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

                           (C) of the issuance by the Commission or any other
                  federal or state governmental authority of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Transfer Restricted Securities by any state securities commission of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

                           (D) of the existence of any fact or the happening of
                  any event, during the Effectiveness Period (but not as to the substance of any such fact or event), that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading, provided, that such notice need only be provided to selling Holders who have delivered a Holder Questionnaire as set forth in Section 4(e) hereof who are then entitled to sell Transfer Restricted Securities under the Shelf Registration Statement.

         If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable commercial efforts to obtain the withdrawal or lifting of such order at the earliest possible time and will provide to each Holder who is named in the Shelf Registration Statement prompt notice of the withdrawal of any such order.

                  (iv) Make available at reasonable times for inspection by one or more representatives of the selling Holders, designated in writing by a selling Holder whose Transfer Restricted Securities are included in the Shelf Registration Statement, and any broker-dealer, attorney or accountant retained by such selling Holders, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as shall be reasonably necessary to enable them to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act, and cause the officers, directors, managers and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative or representatives of the selling Holders, broker-dealer, attorney or accountant in connection therewith; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of all selling Holders by one firm of counsel, which firm shall be Sidley Austin Brown & Wood LLP until another firm shall be designated in writing to the Company by Majority of Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement; and provided further, that such persons shall first agree in writing with the Company that any information that is reasonably designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement and such person shall comply with applicable securities laws, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement or fiduciary obligations.

               (v) Comply with all applicable rules and regulations of the Commission and make generally available to the Holders earning statements (which need not be audited) satisfying the provisions of
         Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 90 days after the end of the first twelve-month period constituting a fiscal year commencing on the first day of the first fiscal quarter of the first fiscal year of the Company commencing after the effective date of the Shelf Registration Statement, which statements shall cover said twelve-month periods.

               (vi) If requested by any selling Holder, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holder may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities.

               (vii) Furnish to each Initial Purchaser or selling Holder upon such Initial Purchaser's or selling Holder's request, without charge, at least one conformed copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request).

          (viii) Deliver to each selling Holder, without charge, as many copies of the Prospectus and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

          (ix) Before any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions in the United States as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to service of process in any jurisdiction where it is not now so subject or (B) to subject itself to in personam jurisdiction or general or unlimited service of process or to taxation in any such jurisdiction if it is not now so subject.

          (x) Cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders may request at least two Business Days before any sale of Transfer Restricted Securities.

          (xi) Use its reasonable commercial efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities.

          (xii) Subject to Section 4(b)(i) hereof, if any fact or event contemplated by Section 4(b)(iii)(D) hereof shall exist or have occurred, use its reasonable commercial efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, provided, that the Company shall not be required to comply with the foregoing obligations during any Suspension Period or any period during which Liquidated Damages shall be accruing.

          (xiii) Provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture and the transfer agent for the Common Stock with certificates for the Transfer Restricted Securities that are in a form eligible for deposit with The Depository Trust Company.

          (xiv) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

          (xv) Enter into such customary agreements and take all such other reasonable necessary actions in connection therewith (including those reasonably requested by the holders of a majority of the Transfer Restricted Securities being sold) in order to expedite or facilitate the registration or the disposition of such Transfer Restricted Securities; provided that the Company shall not be required to take any action in connection with an underwritten offering without its consent (in its sole discretion).

          (xvi) Otherwise use its reasonable commercial efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

          (xvii) Cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable commercial efforts to cause the Trustee thereunder to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

          (xviii) Cause all Common Stock covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which Common Stock is then listed or quoted.

          (xix) Provide to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and
     Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement, unless such document is available through the Commission's EDGAR system.

     (c) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice (a "Suspension Notice") from the Company of the existence of any fact of the kind described in Section 4(b)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement and will not deliver any Prospectus forming part thereof, until:

          (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xii) hereof; or

         (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

     If so directed by the Company in the Suspension Notice, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such Suspension Notice. Each Holder agrees to keep the receipt of a Suspension Notice and its contents confidential.

     (d) Each Holder agrees, by acquisition of the Transfer Restricted Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Transfer Restricted Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Holder Questionnaire as required pursuant to Section 2(b) hereof (including the information required to be included in such Holder Questionnaire) and the information set forth in the next sentence. Each selling Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such selling Holder not misleading and any other information regarding such selling Holder and the distribution of such Transfer Restricted Securities as may be required to be disclosed in the Shelf Registration Statement under applicable law or pursuant to Commission comments. Upon receipt of a Holder Questionnaire, the Company shall inform each selling Holder in writing of the existence of a Suspension Period or otherwise of the kind of event described in
Section 4(b)(iii)(D).

     (e) Each Holder further agrees to notify the Company within 10 business days of a request of the amount of Transfer Restricted Securities sold pursuant to the Registration Statement and, in the absence of a response, the Company may assume that all of the Holder's Transfer Restricted Securities were so sold.

     5.  Registration Expense.

     (a) All fees and expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

         (i) all registration and filing fees and expenses (including filings made with the NASD);

         (ii) all fees and expenses of compliance with federal and state securities and Blue Sky laws to the extent such filings or compliance are required pursuant to this Agreement (including fees and expenses of the Company's counsel);

         (iii) all expenses of printing (including printing of Prospectuses and certificates for the Transfer Restricted Securities in a form eligible for deposit with The Depository Trust Company) and the Company's expenses for messenger and delivery services and telephone;

               (iv) all fees and disbursements of counsel to the Company in connection with the Shelf Registration Statement;

               (v) duplication expenses relating to copies of the Shelf Registration Statement or Prospectus delivered to any Holders hereunder;

               (vi) reasonable fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock;

               (vii) all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

               (viii) all fees and disbursements of independent certified public accountants of the Company.

          The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit, the fees and expenses incurred in connection with the listing of the Transfer Restricted Securities on any securities exchange on which the same securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company.

          (b) The Holders of the Transfer Restricted Securities being registered shall pay all agency fees and commissions, transfer taxes and underwriting discounts and commissions attributable to the sale of such Transfer Restricted Securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders, other than the counsel and experts that represent the Company specifically referred to above.

          6.   Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Initial Purchaser or each Holder, such Initial Purchaser or such Holder's directors, officers, and employees and each person, if any, who controls any such Initial Purchaser or such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an "Indemnified Holder"), against any loss, claim, damage expense, or liability, joint or several, or any action, commenced or threatened, in respect thereof (including, but not limited to, any loss, claim, damage, expense, liability or action, commenced or threatened, relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, expense, liability or action, commenced or threatened, arises out of, or is based upon:

               (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Shelf Registration Statement as originally filed or in any amendment thereof, in any Prospectus, or in any amendment or supplement thereto or (B) any Blue Sky application or other document or any amendment or supplement thereto prepared by the Company (or based upon written information furnished by or on behalf of the Company expressly for use in such Blue Sky application or other document or amendment on supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a "Blue Sky Application"); or

             (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each Indemnified Holder promptly upon demand for any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Initial Purchasers), reasonably incurred by such Indemnified Holder in connection with investigating or defending against any such loss, cost, claim, damage, expense, liability or action, commenced or threatened; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense, liability or action, commenced or threatened, arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein; provided further, that the Company shall not be liable to any Indemnified Holder under the indemnity agreement in this subsection (a) with respect to (1) any Prospectus to the extent that any such loss, cost, claim, damage, expense, liability or action, commenced or threatened, of such Indemnified Holder (or action in respect thereof) results from the fact that such Indemnified Holder sold Transfer Restricted Securities to a Person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus supplement in any case where such delivery is required by the Securities Act if the Company had previously furnished copies thereof in sufficient quantities to such Indemnified Holder and the loss, cost, claim, damage, expense, liability or action, commenced or threatened, of such Indemnified Holder (or action in respect thereof) results from an untrue statement or omission of a material fact contained in the Prospectus which was corrected in the Prospectus supplement or
(2) any such loss, cost, claim, damage, expense, liability or action, commenced or threatened, of such Indemnified Holder (or action in respect thereof) results from the fact that such Indemnified Holder offered or sold Transfer Restricted Securities during a Suspension Period, if a Suspension Notice was given to such selling Holder in accordance with Section 4(b)(i). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have.

         (b) Each Holder, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers, and employees and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, cost, claim, damage, expense or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, insofar as any such loss, cost, claim, damage, expense or liability or action arises out of, or is based upon:

             (i) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or any Blue Sky Application; or

         (ii) the omission or the alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein, and shall reimburse the Company and any such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating or defending against any such loss, cost, claim, damage, expense, liability or action, commenced or threatened, as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Holder may otherwise have to the Company and any such director, officer, employee or controlling person.

     (c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party other than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Holders shall have the right to employ a single counsel to represent jointly the Holders and their officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Holders against the Company under this Section 6 if the Holders seeking indemnification shall have been advised by legal counsel that there may be one or more legal defenses available to such Holders and their respective officers, employees and controlling persons that are different from or additional to those available to the Company, and in that event, the reasonable fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall:

         (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or

          (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or action in respect thereof):

          (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering and sale of the Transfer Restricted Securities on the one hand and a Holder with respect to the sale by such Holder of the Transfer Restricted Securities on the other, or

          (ii) if the allocation provided by Section (6)(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 6(d)(i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Transfer Restricted Securities purchased under the Purchase Agreement (before deducting expenses) received by the Company, on the one hand, bear to the total proceeds received by such Holder with respect to its sale of Transfer Restricted Securities on the other. The relative fault of the parties shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if the amount of contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense or liability, or action, commenced or threatened, in respect thereof, referred to above in this Section 6 shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action or claim. Notwithstanding the provisions of this
Section 6(d), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities purchased by it were resold exceeds the amount of any damages which such Holder has otherwise been required to pay and has paid by reason of any untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this Section 6(d) are several and not joint.

     7. Rule 144A. If the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

     8. No Participation In Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder.

     9. Miscellaneous.

     (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely, and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2 hereof. The Company further agrees to waive, to the extent permitted by applicable law, the defense in any action for specific performance that a remedy at law would be adequate.

     (b) Actions Affecting Transfer Restricted Securities. The Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

     (c) No Inconsistent Agreements. The Company will not, on or after the date hereof, enter into any agreement with respect to its securities that conflicts with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the Company shall not grant to any of its securityholders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities. The Company has not previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person which rights conflict with the rights granted to the Holders in this Agreement or otherwise conflict with the provisions hereof.

     (d) Amendments and Waivers. This Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of a Majority of Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof, with respect to a matter which relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being sold pursuant to a Shelf Registration Statement and does not directly or indirectly adversely affect the rights of other Holders, may be given by the Majority of Holders, determined on the basis of Notes being sold rather than registered under such Shelf Registration Statement, provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each holder of Transfer Restricted Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 9(d), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Transfer Restricted Securities or is delivered to such Holder.

     (e) Notices. All notices, requests and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first class mail (registered or certified, return receipt requested), telex, facsimile transmission, or air courier guaranteeing overnight delivery:

         (i) if to a Holder, at the address set forth on the records of the registrar under the Indenture or the transfer agent of the Common Stock, as the case may be;

         (ii) if to selling Holder, at the most current address given by such Holder to the Company in a Holder Questionnaire or any amendment thereto; and

         (iii) if to the Company, to:

         BJ Services Company
         5500 Northwest Central Drive
         Houston, Texas 77092
         Attention: General Counsel
         Tel.: (713) 462-4239
         Fax: (713) 895-5625

         With a copy to:

         Andrews & Kurth L.L.P.
         4200 Chase Tower
         Houston, Texas 77002
         Attention:  Doris Rodriguez, Esq.
         Tel.: (713) 220-4258
         Fax: (713) 238-7185;

     and

          (iv) if to the Initial Purchasers, to:

          Banc of America Securities LLC
          9 West 57/th/ Street
          New York, New York 10019
          Fax: (212) 583-8457
          Attention: Eric Hambleton

          Merrill Lynch, Pierce, Fenner & Smith
                       Incorporated

          1221 McKinney, Suite 2700
          Houston, Texas 77002
          Fax: (713) 759-2543
          Attention: Aaron R. Hoover.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if transmitted by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     Any party hereto may change the address for receipt of communications by giving written notice to the other parties hereto.

     (f) Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of, each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that
(i) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder and (ii) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) Notes Held by the Company or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its Affiliates (other than Initial Purchasers or subsequent Holders if such Initial Purchasers or subsequent Holders are deemed to be Affiliates solely by reason of their holding of such Transfer Restricted Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

     (k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, void or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected, impaired or invalidated thereby and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

     (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Transfer Restricted Securities. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

     (m) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Sections 4, 5 or 6 hereof and the obligations to make payments of and provide for Liquidated Damages under Section 3 hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        BJ SERVICES COMPANY



                                        By: /s/ T. M. Whichard
                                           ----------------------------------
                                            Name: T. M. Whichard
                                            Title: Vice President and Treasurer



                                        BANC OF AMERICA SECURITIES LLC



                                        By /s/ [Illegible]
                                          -----------------------------------
                                            Authorized Representative



                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED



                                        By /s/ [Illegible]
                                          -----------------------------------
                                            Authorized Representative